CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Ocean Shore Holding Co. on Form S-8 of our report dated April 2, 2004 (Except for Note 16, which is dated July 21, 2004), appearing in Registration Statement No. 333-118598.


/s/ Deloitte & Touche LLP

Philadelphia, PA
December 21, 2004